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                                                                    EXHIBIT 10.3




                                  SYLVAN, INC.
                        SYLVAN FOODS (NETHERLANDS) B.V.

                             REVOLVING CREDIT NOTE


$25,000,000                                             Pittsburgh, Pennsylvania
                                                                  August 6, 1998



         FOR VALUE RECEIVED, the undersigned, SYLVAN INC., a Nevada corporation, and SYLVAN FOODS (NETHERLANDS) B.V., a Dutch corporation (collectively the "Borrowers"), promise to pay, in US Currency or any Other Currency as required by the Agreement (as defined below), to the order of MELLON BANK, N.A., a national banking association (the "Bank"), on or before the Revolving Credit Expiration Date and at such earlier dates as may be required by the Agreement, the lesser of (i) the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) (or, if applicable, the equivalent amount in any Other Currency) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers from time to time pursuant to the Agreement. The Borrowers further promise to pay, in US Currency or any Other Currency as required by the Agreement, to the order of the Bank on the dates as set forth in the Agreement, interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement.

         This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of August 6, 1998, by and among the Borrowers, the Banks parties thereto from time to time, the Issuing Bank named therein and Mellon Bank, N.A., a national banking association, as Agent for the Banks and the Issuing Bank (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

         This Note is secured by, and is entitled to the benefits of, the Security Documents referred to in the Agreement.

         The Borrowers hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue, in each case except as otherwise expressly provided in the Agreement.


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         This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.



                                             SYLVAN INC.



                                             By /s/ DONALD A. SMITH
                                                --------------------------------
                                             Name:  Donald A. Smith
                                             Title: Principal Accounting Officer


                                             SYLVAN FOODS (NETHERLANDS) B .V.



                                             By /s/ DONALD A. SMITH
                                                --------------------------------
                                             Name:  Donald A.Smith
                                             Title: Authorized Signer



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